EXHIBIT 5

FORM OF LEGAL OPINION

                                  June __, 2005

The Sagemark Companies Ltd.
4710 N.W. Boca Raton Boulevard
Suite 200
Boca Raton, FL 33431

       Re:  The Sagemark Companies Ltd. - Registration Statement on Form SB-2
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Gentlemen:

         We have acted as counsel to The Sagemark Companies Ltd., a New York corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form SB-2, Registration No. 333-123032 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of shares of the Company's common stock (the "Shares") and the shares of common stock underlying certain common stock purchase warrants of the Company (the "Warrant Shares") by those certain selling stockholders named in the Registration Statement (the "Selling Stockholders"). The Shares and the Warrant Shares are being registered pursuant to a Placement Agency Agreement between the Company and Joseph Stevens & Company, Inc. dated October 14, 2004 (the "Agency Agreement").

         In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended, (b) the by-laws of the Company, (c) corporate minutes of meetings of the Company's Board of Directors and Unanimous Consents of Directors in lieu of Meetings of the Company's Board of Directors, (d) certificates of executive officers of the Company, (e) the Agency Agreement, and (f) the Registration Statement, as amended.

         In such review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents. As to any facts material to the opinions expressed below, we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof,
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statements, representations and certificates of the officers and other representatives of the Company.

         Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares and Warrant Shares issued, or to be issued to the Selling Stockholders are duly and validly issued, fully paid, and non-assessable.

         Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency laws or requirements of environmental laws or regulations of the United States of America or any state or other jurisdiction.

         This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit and can be relied upon solely by you. We hereby consent to being named in the Registration Statement and in the Prospectus forming a part thereof as the attorneys for the Company to the extent of the opinions provided herein. Unless our prior written consent is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                       Very truly yours,

                                       /s/  ROBERT L. BLESSEY
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                                       ROBERT L. BLESSEY

RLB/cl